Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-249768

Prospectus Supplement
(To Prospectus dated October 30, 2020)

$1,500,000,000

$500,000,000 3.100% Senior Notes due 2025
$500,000,000 3.100% Senior Notes due 2027
$500,000,000 3.250% Senior Notes due 2032

We are offering $500,000,000 aggregate principal amount of our 3.100% Senior Notes due 2025 (the “2025 Notes”), $500,000,000 aggregate principal amount of our 3.100% Senior Notes due 2027 (the “2027 Notes”) and $500,000,000 aggregate principal amount of our 3.250% Senior Notes due 2032 (the “2032 Notes” and, together with the 2025 Notes and the 2027 Notes, the “Notes” and each a “series” of Notes). Interest on the Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2023. Unless earlier redeemed, the 2025 Notes will mature on August 15, 2025, the 2027 Notes will mature on August 15, 2027 and the 2032 Notes will mature on August 15, 2032. We may redeem the Notes in whole or in part, at any time or from time to time, at our option, at the redemption prices described under “Description of the Notes—Optional Redemption.”

The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes of each series will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Currently there is no public market for the Notes. We do not intend to apply to list the Notes on any national securities exchange.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risks discussed elsewhere or incorporated by reference in the accompanying prospectus.

	Price to Public(1)	Underwriting Discount	Proceeds, before Expenses, to Us
Per 2025 Note	99.908%	0.250%	99.658%
Total	$499,540,000	$1,250,000	$498,290,000
Per 2027 Note	99.880%	0.350%	99.530%
Total	$499,400,000	$1,750,000	$497,650,000
Per 2032 Note	99.121%	0.450%	98.671%
Total	$495,605,000	$2,250,000	$493,355,000

(1)	Plus accrued interest, if any, from August 9, 2022 if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will be ready for delivery in book-entry form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”) on or about August 9, 2022.

Joint Book-Running Managers

Barclays	BofA Securities	HSBC	J.P. Morgan	US Bancorp

Co-Managers

ANZ Securities Citigroup Wells Fargo Securities	BBVA Goldman Sachs & Co. LLC Santander	BNP PARIBAS ICBC Standard Bank CastleOak Securities, L.P.	BNY Mellon Capital Markets, LLC Morgan Stanley Siebert Williams Shank

The date of this prospectus supplement is August 1, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus or the documents incorporated therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities offered hereby and adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

The Notes are being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of the Notes in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement, the accompanying prospectus and any free writing prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Before purchasing any Notes, you should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you, together with the additional information described under “Where You Can Find More Information” in this prospectus supplement and under “Where You Can Find More Information” in the accompanying prospectus.

ii

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange volatility, the impact of COVID-19, the impact of the war in Ukraine, cost-reduction plans, including the 2022 Global Productivity Initiative, tax rates, new product introductions and digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Actual events or results may differ materially because of factors that affect international businesses and global economic conditions, as well as matters specific to the Company and the markets it serves, including the uncertain economic and political environment in different countries and its effect on consumer spending habits, foreign currency rate fluctuations, exchange controls, tariffs, price or profit controls, labor relations, changes in foreign or domestic laws, or regulations or their interpretation, political and fiscal developments, including changes in trade, tax and immigration policies, increased competition and evolving competitive practices (including from the growth of eCommerce and the entry of new competitors and business models), the ability to operate and respond effectively during a pandemic, epidemic or widespread public health concern, including COVID-19, ability to manage disruptions in our global supply chain and/or key office facilities, ability to manage the availability and cost of raw and packaging materials and logistics costs, the ability to maintain or increase selling prices as needed, changes in the policies of retail trade customers, the emergence of alternative retail channels, the growth of eCommerce and the rapidly changing retail landscape (as consumers increasingly shop online), the ability to develop innovative new products, the ability to continue lowering costs and operate in an agile manner, the ability to maintain the security of our information technology systems from a cyber-security incident or data breach, the ability to address the effects of climate change and achieve our sustainability and social impact goals, the ability to complete acquisitions and divestitures as planned, the ability to successfully integrate acquired businesses, the ability to attract and retain key employees and integrate diversity, equity and inclusion initiatives across our organization, the uncertainty of the outcome of legal proceedings, whether or not the Company believes they have merit, and the ability to address uncertain or unfavorable global economic conditions, including inflation, disruptions in the credit markets and tax matters. For information about these and other factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” in this prospectus supplement, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q) as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

iii

SUMMARY

The following summary contains basic information about this offering. It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, the accompanying prospectus and the documents we refer to, or incorporate by reference, herein and therein. When we refer to “Colgate,” “our company,” “we,” “our” and “us” under “The Company” below, we mean Colgate-Palmolive Company and its consolidated subsidiaries unless the context indicates otherwise. When these terms are used elsewhere in this prospectus supplement, we refer only to Colgate-Palmolive Company, the issuer of the Notes, unless the context indicates otherwise.

The Company

Colgate-Palmolive Company is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. We seek to deliver sustainable, profitable growth and superior shareholder returns, as well as to provide Colgate people with an innovative and inclusive work environment. We do this by developing and selling products globally that make people’s and their pets’ lives healthier and more enjoyable and by embracing our sustainability and social impact and diversity, equity and inclusion strategies across our organization.

We are tightly focused on two product segments: Oral, Personal and Home Care; and Pet Nutrition. Within these segments, we follow a closely defined business strategy to grow our key product categories and increase our overall market share. Within the categories in which we compete, we prioritize our efforts based on their capacity to maximize the use of the organization’s core competencies and strong global equities and to deliver sustainable, profitable long-term growth.

Operationally, we are organized along geographic lines with management teams having responsibility for the business and financial results in each region. We compete in more than 200 countries and territories worldwide with established businesses in all regions contributing to our sales and profitability. Approximately 70% of our Net sales are generated from markets outside the U.S., with approximately 45% of our Net sales coming from emerging markets (which consist of Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe). This geographic diversity and balance help to reduce our exposure to business and other risks in any one country or part of the world.

The Oral, Personal and Home Care product segment is managed geographically in five reportable operating segments: North America, Latin America, Europe, Asia Pacific and Africa/Eurasia, all of which sell primarily to a variety of traditional and eCommerce retailers, wholesalers, distributors, dentists and skin health professionals. Through Hill’s Pet Nutrition, we also compete on a worldwide basis in the pet nutrition market, selling products principally through authorized pet supply retailers, veterinarians and eCommerce retailers. We also sell certain of our products direct-to-consumer. We are engaged in manufacturing and sourcing of products and materials on a global scale and have major manufacturing facilities, warehousing facilities and distribution centers in every region around the world.

The Offering

The following includes a brief summary of the principal terms of the Notes. A more detailed description is contained in this prospectus supplement under the section “Description of the Notes.” Please refer also to “Description of Debt Securities” in the accompanying prospectus.

Issuer	Colgate-Palmolive Company
Notes Offered

$500,000,000 aggregate principal amount of 3.100% Senior Notes due 2025, $500,000,000 aggregate principal amount of 3.100% Senior Notes due 2027 and $500,000,000 aggregate principal amount of 3.250% Senior Notes due 2032.

Maturity	Unless earlier redeemed, the 2025 Notes will mature on August 15, 2025, the 2027 Notes will mature on August 15, 2027 and the 2032 Notes will mature on August 15, 2032.
Interest Rate	3.100% per annum for the 2025 Notes, 3.100% per annum for the 2027 Notes and 3.250% per annum for the 2032 Notes.
Interest Payment Dates	Interest on the Notes will be paid semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2023.
Optional Redemption

Prior to (i) with respect to the 2025 Notes, the maturity date of such notes, (ii) with respect to the 2027 Notes, July 15, 2027 (one month prior to the maturity date of such Notes) and (iii) with respect to the 2032 Notes, May 15, 2032 (three months prior to the maturity date of such Notes) (each such date with respect to the 2027 Notes and the 2032 Notes, a “Par Call Date”), we may redeem the Notes of the applicable series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming, in the case of the 2027 Notes and the 2032 Notes, that such Notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 5 basis points in the case of the 2025 Notes, 10 basis points in the case of the 2027 Notes and 15 basis points in the case of the 2032 Notes less (b) interest accrued to but excluding the redemption date; and

(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest on the Notes to be redeemed to but excluding the redemption date. See “Description of the Notes—Optional Redemption.”
On and after the applicable Par Call Date, we may redeem the 2027 Notes and the 2032 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date. See “Description of the Notes—Optional Redemption.”

Ranking

The Notes will be senior unsecured obligations of Colgate and will rank equally with all of the other unsecured and unsubordinated indebtedness of Colgate from time to time outstanding. See “Description of the Notes.”

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which include the retirement of commercial paper.
Additional Notes

We may, from time to time, without the consent of or notice to existing holders of any series of Notes, create and issue further debt securities having the same terms and conditions as the Notes of such series in all respects, except for the issue date, issue price and, in some cases, the first interest payment date and the initial interest accrual date. Additional debt securities issued in this manner will be consolidated with and will form a single series of debt securities with the previously outstanding Notes of the applicable series.

No Public Market

Each series of Notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of Notes on any securities exchange or for quotation of any series of Notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in each series of Notes, but they are not obligated to do so and may discontinue any market making at any time without notice.

Trustee	The Bank of New York Mellon
Book-Entry

The Notes of each series will be issued in book-entry form and will be represented by one or more global notes deposited with, or on behalf of, a nominee of DTC. Investors may elect to hold interests in the Notes through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear System, which in turn will hold interests in the Notes in their capacity as participants at DTC. The Notes of each series will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors

See “Risk Factors” and the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to purchase the Notes.

Conflicts of Interest

Certain of the underwriters or their respective affiliates may be holders of our commercial paper, which we intend to repay with the net proceeds of this offering. Accordingly, such underwriters or their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulation Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Governing Law	New York

RISK FACTORS

Your investment in the Notes involves certain risks. In consultation with your own financial, tax, accounting and legal advisers, you should carefully consider, among other matters, the factors set forth below as well as the risk factors discussed in the accompanying prospectus and in our most recent annual report on Form 10-K, together with our subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to make an investment in the Notes.

Risks Related to the Notes

Our indebtedness could materially and adversely affect our ability to meet our debt service obligations under the Notes.

As of June 30, 2022, we had $7,986 million of indebtedness outstanding on a consolidated basis. Of such indebtedness, approximately $89 million was attributable to our subsidiaries. In addition, we have a $3,000 million revolving credit facility. At June 30, 2022, we had no outstanding borrowings under the revolving credit facility.

Our level of indebtedness and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the Notes. Our cash flow may be insufficient to meet our debt service obligations with respect to the Notes and our other indebtedness, which would enable the lenders and other debtholders to accelerate the maturity of their indebtedness, or be insufficient to fund other important business uses after meeting such obligations. We may be unable to borrow additional funds as needed or on favorable terms. We may be unable to refinance our indebtedness at maturity or earlier acceleration, if applicable, or the refinancing terms may be less favorable than the terms of our original indebtedness or otherwise be generally unfavorable. We may violate restrictive covenants in our debt agreements, which would entitle the lenders and other debtholders to accelerate the maturity of their indebtedness.

If any one of these events were to occur, our business, financial condition, liquidity, results of operations and prospects, as well as our ability to satisfy our obligations with respect to the Notes, could be materially and adversely affected.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to meet our debt service obligations on, and to refinance, our indebtedness, including the Notes, and to fund our operations, working capital, acquisitions, capital expenditures and other important business uses, depends on our ability to generate sufficient cash flow in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to meet our debt service obligations on our indebtedness, including the Notes, or to fund our other important business uses. As a result, we could be forced to take other actions to meet those obligations, such as raising equity or debt capital or delaying capital expenditures, any of which could have a material adverse effect on us. Furthermore, we cannot assure you that we will be able to effect any of these actions on favorable terms, or at all. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions, as to which no assurance can be given.

We may need to refinance all or a portion of our indebtedness, including the Notes, at or prior to maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things, our financial condition, liquidity, results of operations, and prospects and market conditions at the time and restrictions in the agreements governing our indebtedness. As a result, we may not be able to refinance any of our indebtedness, including the Notes, on favorable terms, or at all.

The Notes will be structurally subordinated to all the obligations of our subsidiaries and our ability to service our debt is dependent on the performance of our subsidiaries.

None of our subsidiaries will guarantee the Notes. Payments on the Notes are only required to be made by Colgate. As a result, no payments are required to be made by, and holders of Notes will not have a claim against the assets of, any of our subsidiaries, except if those assets are transferred, by dividend or otherwise, to us. Accordingly, the Notes will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities, including trade payables and other accrued liabilities, of our subsidiaries. The incurrence of indebtedness or other liabilities by any of our subsidiaries is not prohibited by the Indenture governing the Notes and could adversely affect our ability to pay our obligations on the Notes. As of June 30, 2022, indebtedness of our subsidiaries, excluding intercompany liabilities that would have been structurally senior to the Notes, was approximately $89 million. We anticipate that from time to time our subsidiaries may incur additional debt and other liabilities. Additionally, the Notes are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables and other accrued liabilities, of our unconsolidated joint ventures.

The Notes will be unsecured and therefore will effectively be subordinated to any secured debt we may incur in the future.

The Notes will not be secured by any of our assets or those of our subsidiaries. As of June 30, 2022, we did not have any secured indebtedness outstanding on a consolidated basis. As a result, the Notes will be effectively subordinated to any secured debt we may incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the Notes.

A downgrade in our corporate credit ratings could materially adversely affect our financial condition, liquidity and results of operations and the market price of the Notes.

Our corporate credit ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, such credit ratings are not recommendations to buy, sell or hold the Notes or any other securities. If any credit rating agency downgrades our corporate ratings or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market price of the Notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, liquidity and results of operations and our ability to satisfy our debt service obligations (including payments on the Notes).

Redemption may adversely affect your return on the Notes.

The Notes of each series are redeemable at our option and we may choose to redeem some or all of the Notes of each series from time to time, especially when prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. See “Description of the Notes—Optional Redemption.”

An increase in interest rates could result in a decrease in the relative value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Notes and market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

The trading markets for the Notes may be limited.

Each series of Notes is a new issue of securities for which no established trading market exists. No assurance can be given that a trading market for any series of Notes will develop or be maintained. If an active trading market does not develop for any series of Notes, holders of the Notes may not be able to resell such Notes at all or at prices acceptable to them. Although the underwriters for this offering have advised us that they intend to make a market in each series of Notes after completion of the offering, they are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any trading market for, and future trading prices of, the Notes will depend on many factors, including, among other things, the number of holders of such Notes, our operating results, cash flows, financial performance and prospects, prevailing interest rates, changes in our credit rating or outlook, the market for similar securities, the overall securities market and general economic conditions, and may be adversely affected by unfavorable changes in these factors. Therefore, no assurance can be given as to the liquidity of any trading market for any series of Notes.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $1,486,564,500, after deducting the underwriting discounts and other expenses related to this offering. We intend to use the net proceeds from this offering for general corporate purposes, which include the retirement of commercial paper. As of June 30, 2022, our outstanding commercial paper had a weighted average interest rate of 0.38% with maturities ranging from 1 day to 28 days.

Certain of the underwriters and/or their affiliates may be holders of our commercial paper and, accordingly, may receive a portion of the net proceeds of this offering in connection with the repayment of such commercial paper. Accordingly, such underwriters or their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

DESCRIPTION OF THE NOTES

The following description of the particular terms of the Notes supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

General

The Notes will be issued under an Indenture dated as of November 15, 1992 (the “Indenture”), between Colgate and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”).

The 2025 Notes initially will be issued in an aggregate principal amount of $500,000,000, the 2027 Notes initially will be issued in an aggregate principal amount of $500,000,000 and the 2032 Notes initially will be issued in an aggregate principal amount of $500,000,000, subject to our right to issue additional debt securities as described under “—Further Issuances.” Unless earlier redeemed, the 2025 Notes will mature on August 15, 2025, the 2027 Notes will mature on August 15, 2027 and the 2032 Notes will mature on August 15, 2032. The 2025 Notes will bear interest at 3.100% per annum, the 2027 Notes will bear interest at 3.100% per annum and the 2032 Notes will bear interest at 3.250% per annum from August 9, 2022. We will pay interest on the Notes of each series semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2023 (each, an “Interest Payment Date” with respect to the applicable series of Notes). Interest on each Interest Payment Date will be paid to the persons in whose names the Notes were registered as of the close of business on the fifteenth day (whether or not a Business Day (as defined below)) immediately preceding the Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Any payment otherwise required to be made in respect of the Notes on a date that is not a Business Day may be made on the next succeeding Business Day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment. For purposes of the Notes, “Business Day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

The Notes will be senior unsecured obligations of Colgate and will rank equally with all of the other unsecured and unsubordinated indebtedness of Colgate from time to time outstanding.

The Indenture does not limit the amount of notes, debentures or other evidence of indebtedness that we may issue under the Indenture or otherwise and provides that debt securities under the Indenture may be issued from time to time in one or more series.

The Notes will not be subject to any sinking fund provisions and will not be convertible into or exchangeable for any of our other securities. The Notes of each series will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption

Prior to (i) with respect to the 2025 Notes, the maturity date of such notes, (ii) with respect to the 2027 Notes, July 15, 2027 (one month prior to the maturity date of such Notes) and (iii) with respect to the 2032 Notes, May 15, 2032 (three months prior to the maturity date of such Notes), we may redeem the Notes of the applicable series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming, in the case of the 2027 Notes and the 2032 Notes, that such Notes matured on their applicable Par Call Date), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 5 basis points in the case of the 2025 Notes, 10 basis points in the case of the 2027 Notes and 15 basis points in the case of the 2032 Notes less (b) interest accrued to but excluding the redemption date; and

(2) 100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest on the Notes to be redeemed to but excluding the redemption date.

On and after the applicable Par Call Date, we may redeem the 2027 Notes and the 2032 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to but excluding the redemption date.

For purposes of the foregoing discussion of the applicable optional redemption provisions, the following definitions are applicable:

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date, in the case of the 2025 Notes, and the applicable Par Call Date, in the case of the 2027 Notes and the 2032 Notes, as applicable (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the maturity date, in the case of the 2025 Notes, or the applicable Par Call Date, in the case of the 2027 Notes and the 2032 Notes, as applicable, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date, in the case of the   Notes, and the applicable Par Call Date, in the case of the 2027 Notes and the 2032 Notes, as applicable. If there is no United States Treasury security maturing on such maturity date or Par Call Date, as applicable, but there are two or more United States Treasury securities with a maturity date equally distant from such maturity date or Par Call Date, one with a maturity date preceding such maturity date or Par Call Date and one with a maturity date following such maturity date or Par Call Date, we shall select the United States Treasury security with a maturity date preceding such maturity date or Par Call Date. If there are two or more United States Treasury securities maturing on such maturity date or Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the Trustee of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible or liable for any calculation of the redemption price or of any component thereof, or for determining whether manifest error has occurred.

Notice of any redemption will be given at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made, in the case of certificated notes, by lot or by such other method as the Trustee and the Company shall deem appropriate and fair and, in the case of global notes, in accordance with the applicable procedures of DTC. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. In the case of certificated notes, a new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender of the original Note. In the case of global notes, the applicable global note shall be reduced by the Trustee in an amount equal to the principal amount of such note being redeemed in accordance with the applicable policies of DTC. In the case of global notes, DTC will determine the allocation of the redemption price among beneficial owners in such global notes in accordance with DTC’s applicable procedures.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Further Issuances

We may, from time to time, without the consent of or notice to existing holders of any series of Notes, create and issue further debt securities having the same terms and conditions as the Notes of such series in all respects, except for the issue date, issue price and, in some cases, the first interest payment date and the initial interest accrual date. Additional debt securities issued in this manner will be consolidated with and will form a single series of debt securities with the previously outstanding Notes of the applicable series; provided, however, that the issuance of such additional debt securities will not be so consolidated for United States federal income tax purposes unless such issuance constitutes a “qualified reopening” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder.

Applicable Law

The Notes will be governed by and construed in accordance with the internal laws of the State of New York.

Delivery and Form

The Notes of each series will be represented initially by one or more permanent Notes of such series in registered, global form without interest coupons (collectively, the “global notes”). These global notes will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC, a nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the global notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. The Trustee will initially act as registrar.

Book-Entry Delivery and Settlement

We have obtained the information in this section concerning DTC, Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Depository Trust Company. DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC also has advised us that pursuant to procedures established by it:

•	upon deposit of the global notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of global notes; and

•

ownership of interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC with respect to participants or by participants and the indirect participants with respect to other owners of beneficial interest in the global notes.

Investors in the global notes who are participants may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal of and make-whole amount, if any, and interest on a global note registered in the name of DTC or its nominee will be payable by the paying agent to DTC or its nominee in its capacity as the registered holder of a global note under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the global notes are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever.

Consequently, neither we, the Trustee, nor any of our respective agents have or will have any responsibility or liability for:

•

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, unless DTC has reason to believe that it will not receive payment on such payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security, such as the global notes, as shown on the records of DTC. Payments by participants and the indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants, and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or its participants in identifying the beneficial owners of the Notes, and we and the Trustee may rely conclusively on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

If less than all of the global notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in such global notes to be redeemed.

Interests in the global notes will trade in DTC’s same-day funds settlement system, and secondary market trading activity in such interest will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effective in accordance with DTC’s procedures and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account the interests in the global notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the Notes as to which such participant or participants has or have given direction. However, if there is an event of default under the Notes of a series, DTC reserves the right to exchange such Notes for legended Notes in certificated form, and to distribute such Notes to its participants.

Clearstream. Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Participant, either directly or indirectly.

Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear. Euroclear has advised that it was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the National Bank of Belgium and the Financial Services and Markets Authority.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the Notes sold outside the United States and cross-market transfers of the Notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When Notes are to be transferred from the account of a DTC participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive Notes against payment. After settlement, Clearstream or Euroclear will credit its Participant’s account. Credit for the Notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending Notes to the relevant U.S. agent acting for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Participant or Euroclear Participant wishes to transfer Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these Notes against payment for them. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream Participant’s or Euroclear Participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Exchange of Global Notes for Certificated Notes

Subject to certain conditions, the Notes represented by the global notes are exchangeable for certificated Notes in definitive form of like tenor in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof if:

(1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in either case, a successor depositary is not appointed within 90 days;

(2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of certificated Notes in definitive form; or

(3) there has occurred and is continuing an event of default with respect to the Notes.

In all cases, certificated Notes in definitive form delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal and interest) and transfers with respect to Notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the London Paying Agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the Notes, provided that all payments (including principal and interest) on Notes in certificated form, for which the holders thereof have given wire transfer instructions at least ten calendar days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summarizes certain material United States federal income tax consequences expected to result from the purchase at the issue price (the first price at which a substantial amount of Notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), ownership and disposition of Notes by holders acquiring Notes at original issue for cash.

This discussion is based on:

(a)	the Internal Revenue Code of 1986, as amended (the “Code”);

(b)	current, temporary and proposed Treasury regulations promulgated under the Code;

(c)	current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

(d)	court decisions,

all as of the date of this prospectus supplement. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. The tax considerations contained in this discussion may be challenged by the IRS, and we have not requested, and do not plan to request, any rulings from the IRS concerning the Notes.

The tax treatment of a holder of Notes may vary depending upon a holder’s particular situation. Certain holders (including, but not limited to, certain financial institutions, insurance companies, broker-dealers, partnerships and other pass-thru entities, persons who mark-to-market the Notes, tax-exempt organizations, regulated investment companies, real estate investment trusts, U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar, expatriates, persons holding Notes as part of a “straddle,” “hedge” or “conversion transaction” and accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements) may be subject to special rules not discussed below. This discussion is limited to holders who will hold the Notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.

EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES.

As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is for United States federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation, including for this purpose an entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (3) an estate or trust the income of which is subject to United States federal income tax regardless of its source. As used herein, the term “Non-U.S. Holder” means a beneficial owner (other than a partnership) of Notes that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) holds a Note, the treatment of a partner in the partnership will generally depend on the status of the partner and activities of the partnership. A holder that is a partnership and partners in such partnership should consult their tax advisors regarding the United States federal income tax consequences of purchasing, owning and disposing of the Notes.

U.S. Holders

Interest. Stated interest on a Note will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Sale, Exchange, Redemption or Retirement of the Notes. Upon the disposition of a Note by sale, exchange, redemption or retirement, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (other than amounts attributable to accrued interest, which amounts would be treated as ordinary interest income to the extent not previously so treated) and (ii) the U.S. Holder’s adjusted tax basis in such Note. A U.S. Holder’s adjusted tax basis in a Note generally will equal the cost of the Note to the U.S. Holder, decreased by the amount of any payments (other than payments of stated interest) on the Note.

Gain or loss recognized on the sale, exchange, retirement, or other taxable disposition of a Note generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year. The deductibility of capital losses is subject to limitations.

Medicare Tax on Net Investment Income. Certain U.S. Holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income and net gains from the disposition of Notes. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the Notes.

Backup Withholding and Information Reporting. A U.S. Holder of a Note may be subject, under certain circumstances, to information reporting and backup withholding with respect to payments of interest on, and gross proceeds from a sale, exchange, redemption, retirement or other disposition of, a Note. These backup withholding rules apply if the U.S. Holder, among other things:

(a)	fails to furnish a social security number or other taxpayer identification number (“TIN”) certified under penalties of perjury within a reasonable time after the request therefor;

(b)	furnishes an incorrect TIN;

(c)	is notified it is subject to backup withholding because such holder previously failed to properly report interest or dividends;

(d)

under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. Holder is not subject to backup withholding; or

(e)	otherwise fails to comply with applicable requirements of the backup withholding rules.

A U.S. Holder of a Note that does not provide his, her or its correct TIN may be subject to penalties imposed by the IRS. Certain persons are exempt from backup withholding, including corporations and tax-exempt entities, provided their exemption is properly established. U.S. Holders of Notes should consult their tax advisors as to their qualifications for exemption from backup withholding and the procedure for obtaining such exemption. U.S. Holders that are not corporations or tax-exempt organizations generally will be subject to information reporting requirements.

Backup withholding is not an additional tax. Any amount paid as backup withholding is creditable against the U.S. Holder’s federal income tax liability, provided the requisite information is timely provided to the IRS.

Non-U.S. Holders

The following discussion is limited to the United States federal income tax consequences to a holder of a Note that is a beneficial owner and that, for United States federal income tax purposes, is an individual, corporation, estate or trust other than a U.S. Holder (a “Non-U.S. Holder”). For purposes of the discussion below, interest and any gain on the sale, exchange, redemption, retirement or other disposition of a Note will be considered to be “U.S. trade or business income” if such income or gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business.

Interest. Subject to the discussions of backup withholding and “FATCA” below, generally, interest (including additional amounts, if any) paid to a Non-U.S. Holder of a Note will not be subject to United States federal income or withholding tax if such interest is not U.S. trade or business income and is “portfolio interest.” Generally, interest on the Notes will qualify as portfolio interest and will be eligible for the portfolio interest exception if the Non-U.S. Holder:

(a)	does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(b)	is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code;

(c)	is not a bank described in Section 881(c)(3)(A) of the Code; and

(d)

certifies, under penalties of perjury, on a properly executed Form W-8BEN or Form W-8BEN-E prior to the payment of interest that such holder is not a United States person and provides such holder’s name and address.

The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding.

Unless an applicable treaty otherwise provides, U.S. trade or business income will be taxed on a net basis at regular graduated U.S. rates rather than the 30% gross rate. In addition, in the case of a Non-U.S. Holder that is a corporation, any effectively connected earnings and profits may be subject to a 30% branch profits tax, unless an applicable treaty otherwise provides.

To claim an exemption from withholding in the case of U.S. trade or business income, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form W-8ECI (in the case of U.S. trade or business income not exempt under a treaty) or Form W-8BEN or Form W-8BEN-E (in the case of a treaty), or any successor form as the IRS designates, as applicable, prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder that is claiming the benefits of a treaty will be required to obtain and to provide a TIN unless the Notes are actively traded property under applicable Treasury regulations. If the Notes are actively traded, in certain circumstances the Non-U.S. Holder may provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, special procedures are provided under applicable Treasury regulations for payments through qualified intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

Sale, Exchange, Redemption or Retirement of Notes. Except as described below and subject to the discussions concerning backup withholding and “FATCA,” any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or retirement of a Note generally will not be subject to U.S. federal income or withholding tax, unless:

(a)	such gain is U.S. trade or business income, in which case the Non-U.S. Holder generally will be taxed as discussed above under “—Interest”; or

(b)

subject to certain exceptions, the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of the disposition, in which case the Non-U.S. Holder will be subject to a flat 30% U.S. federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. source losses.

Payments received on a disposition that are attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest (and described above).

Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Treasury regulations provide that the backup withholding tax and certain information reporting will not apply to payments of interest with respect to which either the requisite certification that the Non-U.S. Holder is not a U.S. person, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of the Notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of the Notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker is a U.S. person or has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of the Notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge, or reason to know, to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder’s United States federal income tax liability, provided that the required information is timely provided to the IRS.

All certifications described above under “—Non-U.S. Holders” are subject to special rules with respect to reliance standards, under which certifications provided by holders may not be relied on under certain circumstances (for example, if we, our paying agent, or the broker had actual knowledge or reason to know that the certification is false).

FATCA

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) will generally impose a withholding tax of 30% on interest income from debt obligations paid to a foreign financial institution (as defined under FATCA) (including where such foreign financial institution is not the beneficial owner of such payments), unless such foreign financial institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). The U.S. government has entered into intergovernmental agreements with the governments of certain countries that may in certain circumstances modify the foregoing requirements, including, in the case of a “Model 1” intergovernmental agreement, by requiring substantially similar information to be reported to the tax authorities in such country rather than to the U.S. tax authorities. In addition, FATCA will generally impose a withholding tax of 30% on interest income from debt obligations paid to a non-financial foreign entity unless such non-financial foreign entity provides the withholding agent with certain certifications or information relating to U.S. ownership of the entity. Under certain circumstances, such foreign persons might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their ownership of the Notes.

THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL INCOME, MEDICARE, ESTATE AND GIFT TAX LAWS OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

UNDERWRITING (CONFLICTS OF INTEREST)

Barclays Capital Inc., BofA Securities, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc. are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement, dated as of the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite such underwriter’s name.

Initial Purchaser	Principal Amount of 2025 Notes	Principal Amount of 2027 Notes	Principal Amount of 2032 Notes
Barclays Capital Inc.	$60,000,000	$60,000,000	$60,000,000
BofA Securities, Inc.	60,000,000	60,000,000	60,000,000
HSBC Securities (USA) Inc.	60,000,000	60,000,000	60,000,000
J.P. Morgan Securities LLC	60,000,000	60,000,000	60,000,000
U.S. Bancorp Investments, Inc.	60,000,000	60,000,000	60,000,000
ANZ Securities, Inc.	21,555,000	21,555,000	21,555,000
BBVA Securities Inc.	21,555,000	21,555,000	21,555,000
BNP Paribas Securities Corp.	21,555,000	21,555,000	21,555,000
BNY Mellon Capital Markets, LLC	21,555,000	21,555,000	21,555,000
Citigroup Global Markets Inc.	21,555,000	21,555,000	21,555,000
Goldman Sachs & Co. LLC	21,555,000	21,555,000	21,555,000
ICBC Standard Bank Plc	21,555,000	21,555,000	21,555,000
Morgan Stanley & Co. LLC	21,555,000	21,555,000	21,555,000
Wells Fargo Securities, LLC	21,555,000	21,555,000	21,555,000
Santander Investment Securities Inc	2,005,000	2,005,000	2,005,000
CastleOak Securities, L.P.	2,000,000	2,000,000	2,000,000
Siebert Williams Shank & Co., LLC	2,000,000	2,000,000	2,000,000

Total	$500,000,000	$500,000,000	$500,000,000

The underwriters have agreed to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters (and their respective affiliates and controlling persons) may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

We have been advised by the underwriters that the underwriters propose to offer some of the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to dealers at the respective public offering price less a concession not to exceed 0.150% of the principal amount of the 2025 Notes, 0.200% of the principal amount of the 2027 Notes and 0.300% of the principal amount of the 2032 Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.100% of the principal amount of the 2025 Notes, 0.125% of the principal amount of the 2027 Notes and 0.250% of the principal amount of the 2032 Notes. After the initial offering of the Notes to the public, the representatives of the underwriters may change the public offering price.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of each series of Notes). These underwriting discounts are the difference between the public offering price and the amount the underwriters pay to us to purchase the Notes.

Paid by Colgate
Per 2025 Note	0.250%
Per 2027 Note	0.350%
Per 2032 Note	0.450%

The expenses of the offering, not including the underwriting discounts, are estimated to be $2,730,500 and are payable by us.

New Issue of Notes

Each series of Notes is a new issue of securities with no established trading market. We do not intend to apply for listing of any series of Notes on any securities exchange or for quotation of any series of Notes on any automated dealer quotation system. The underwriters have informed us that they intend to make a market in each series of Notes, but they are not obligated to do so and may discontinue any market making at any time without notice.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

Settlement

We will deliver the Notes to the underwriters at the closing of this offering when the underwriters pay us the purchase price of the Notes. The closing is expected to occur on August 9, 2022, which is six business days after the date of this prospectus supplement (referred to as “T+6”). Since trades in the secondary market generally settle in two business days, purchasers wishing to trade Notes prior to the second business day prior to the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+6 settlement, to specify any alternative settlement arrangements to prevent a failed settlement.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and commercial banking dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of us or our affiliates. Certain of the underwriters or their respective affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ICBC Standard Bank Plc is restricted in its U.S. securities dealings under the United States Bank Holding Company Act and may not underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that are offered or sold in the United States. Accordingly, ICBC Standard Bank Plc shall not be obligated to, and shall not, underwrite, subscribe, agree to purchase or procure purchasers to purchase notes that may be offered or sold by other underwriters in the United States. ICBC Standard Bank Plc shall offer and sell the Securities constituting part of its allotment solely outside the United States.

Conflicts of Interest

We intend to use the net proceeds of this offering to repay outstanding commercial paper. Certain of the underwriters or their respective affiliates may be holders of our commercial paper. In the event that any of the underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, not including underwriting compensation, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade-rated by one or more nationally recognized statistical rating agencies.

Selling Restrictions

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA.

For these purposes:

(a)	a retail investor means a person who is one (or more) of:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (as amended, the “FSMA”); and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom.

For these purposes:

(A) a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union Withdrawal Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of domestic law by virtue of the EUWA; and

(B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii)

otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification:

Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulation 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The Notes have not been and will not be registered in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948 of Japan, as amended), or the FIEA. Accordingly, the Notes will not be offered or sold, and the underwriters will not offer or sell the Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.1(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registration Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for recession or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to Section 3A.3 of National Instrument 33-1-5 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The Notes may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in South Korea

The Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Notes, the Notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of Notes of Korea, provided that (a) the Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the Notes, (c) the Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the Notes, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov and on our website at http://www.colgatepalmolive.com. Information about us is also available at our website at http://www.colgatepalmolive.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus supplement and the accompanying prospectus. For further information on us and the securities, you should refer to our registration statement and its exhibits. This prospectus supplement summarizes certain provisions of contracts and other documents that we refer you to. Because the prospectus supplement and the accompanying prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this prospectus supplement, the accompanying prospectus and previously incorporated information.

We incorporate by reference the documents listed below which we filed with the SEC under the Exchange Act (except that we do not incorporate by reference any portion of a document that is deemed, under SEC rules, to have been furnished and not filed):

•	Annual Report on Form 10-K for the year ended December 31, 2021;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022; and

•	Current Reports on Form 8-K filed April 11, 2022, May 11, 2022 and June 13, 2022.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement until this offering is completed:

•	all documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting (other than information in the documents that is deemed to have been furnished and not filed).

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits that are not specifically incorporated by reference therein), at no cost, by contacting us at the following address: Investor Relations, Colgate-Palmolive Company, 300 Park Avenue, New York, New York 10022-7499, Telephone: (212) 310-2000, E-mail: Investor_Relations@colpal.com.

LEGAL MATTERS

The validity of the Notes will be passed upon for Colgate by Hogan Lovells US LLP, Washington, D.C. Mayer Brown LLP, Chicago, Illinois has acted as counsel for the underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Debt Securities

•	By this prospectus, we may offer from time to time our debt securities.
•

When we offer debt securities, we will provide you with a prospectus supplement describing the terms of the specific issue of debt securities including the offering price of the debt securities. This prospectus may not be used to sell debt securities unless accompanied by the applicable prospectus supplement.

•

We may sell the debt securities on a continuous or delayed basis to the public through underwriters acting individually or through a group of underwriters which may be managed or co-managed by one or more underwriters designated by us, through agents or dealers, directly to one or more other purchasers or by any combination of these methods of sale. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of debt securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below.

•

The name or names of any agents or underwriters involved in the sale of any debt securities, the proceeds to us from the offering, any discounts and commissions to be allowed or paid to the agents or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or paid to dealers and any exchanges on which the debt securities may be listed will be set forth in the prospectus supplement covering the sales of those debt securities.

•	You should read this prospectus and the accompanying prospectus supplement relating to the specific offering of debt securities carefully before you invest.

Investing in debt securities involves risk. You should consider the risk factors described in any accompanying prospectus supplement and any documents incorporated by reference before investing in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus issued or authorized by us. Neither we nor any underwriter, dealer or agent acting on our behalf has authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any underwriter, dealer or agent acting on our behalf is making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus issued or authorized by us is accurate only as of the date on the front cover of this prospectus, any accompanying prospectus supplement, any applicable free writing prospectus or the document incorporated by reference, as applicable.

Unless the context otherwise requires, references in this prospectus supplement to “Colgate,” “we,” “us” and “our” are to Colgate-Palmolive Company.

ABOUT THIS PROSPECTUS

We will disclose information about the debt securities in this prospectus and prospectus supplements. The term “prospectus supplement” as used in this prospectus includes any pricing supplements relating to particular offerings of debt securities. The relevant prospectus supplements will provide the financial and other specific terms of any particular offering of debt securities, many of which are determined at the time of pricing. Because the information provided in the prospectus supplements may also add, delete or change information contained in this prospectus, you should rely on the information in the applicable prospectus supplement or supplements to the extent that it is inconsistent with the information in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that set forth anticipated results based on management’s current plans and assumptions.

These statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin growth, earnings per share levels, financial goals, the impact of foreign exchange volatility, the impact of COVID-19, cost-reduction plans, tax rates, new product introductions, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. In some cases, you can identify forward looking statements by terminology such as “expect,” “anticipate,” “estimate,” “intend,” “may,” “will,” “could,” “would,” “should,” “predict,” “potential,” “plan,” “believe” or the negative of these terms or similar terminology.

These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the Securities and Exchange Commission (the “SEC”). Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Actual events or results may differ materially because of factors that affect international businesses and global economic conditions, as well as matters specific to us and the markets we serve, including the uncertain economic environment in different countries and its effect on consumer spending habits, foreign currency rate fluctuations, exchange controls, tariffs, price or profit controls, labor relations, changes in foreign or domestic laws or regulations or their interpretation, political and fiscal developments, including changes in trade, tax and immigration policies, increased competition and evolving competitive practices (including from the growth of eCommerce and the entry of new competitors and business models), the ability to operate and respond effectively during a pandemic, epidemic or widespread public health concern, including COVID-19, disruptions in global supply chain, the availability and cost of raw and packaging materials, the ability to maintain or increase selling prices as needed, changes in the policies of retail trade customers, the emergence of new sales channels, the growth of eCommerce and the changing retail landscape (as consumers increasingly shop online), the ability to develop innovative new products, the ability to continue lowering costs and operate in an agile manner, the ability to maintain the security of our information technology systems from a cyber-security incident or data breach, the ability to achieve our sustainability goals, the ability to complete acquisitions and divestitures as planned, the ability to successfully integrate acquired businesses, the ability to attract and retain key employees, and the uncertainty of the outcome of legal proceedings, whether or not we believe they have merit.

All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and to the factors discussed under the caption “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and

September 30, 2020 (incorporated by reference in this prospectus) and similar sections in our subsequent filings that we incorporate by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in the forward-looking statements. Those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Given these uncertainties, we caution investors not to unduly rely on forward-looking statements in making an investment decision. We are under no obligation to (and expressly disclaim any obligation to) update or alter any forward-looking statement that may be made from time to time, whether as a result of new information, future events or otherwise.

COLGATE-PALMOLIVE COMPANY

Colgate-Palmolive Company, which was founded in 1806 and incorporated under the laws of the State of Delaware in 1923, is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition and reaching more than 200 countries and territories throughout the world, Colgate teams are developing and selling health and hygiene products and pet nutrition offerings essential to society. Our principal executive offices are located at 300 Park Avenue, New York, New York 10022 (telephone (212) 310-2000).

We operate in two product segments: (1) Oral, Personal and Home Care and (2) Pet Nutrition. Colgate is a leader in Oral Care with global leadership in the toothpaste and manual toothbrush categories according to market share data. Our Oral Care products include Colgate Maximum Cavity Protection, Colgate Total, Colgate Triple Action, Darlie Double Action, Colgate Max Fresh, Colgate Optic White, Colgate Whitening and Colgate Max White toothpastes, Colgate 360°, Colgate Extra Clean and Colgate Slim Soft manual toothbrushes and Colgate Plax, meridol and Colgate Total mouthwashes. Our Oral Care business also includes pharmaceutical products for dentists and other oral health professionals.

We are a leader in many product categories of the Personal Care market with global leadership in liquid hand soap, which we sell under the Softsoap, Palmolive and Protex brands. Our Personal Care products also include Protex, Palmolive and Irish Spring bar soap, Palmolive, Sanex and Softsoap brand shower gels, Speed Stick, Sanex and Lady Speed Stick deodorants and antiperspirants, Filorga, eltaMD and PCA Skin skin health products and Palmolive and Caprice shampoos and conditioners. We are the market leader in liquid hand soap in the U.S. with our line of Softsoap brand products according to market share data. Our Personal Care business outside the U.S. also includes Palmolive and Caprice shampoos and conditioners.

We manufacture and market a wide array of products for the Home Care market, including Palmolive, and Ajax dishwashing liquids and Fabuloso, Murphy’s Oil Soap and Ajax household cleaners. We are a market leader in fabric conditioners with leading brands, including Suavitel in Latin America, Soupline in Europe and Cuddly in the South Pacific, according to market share data.

Through our Hill’s Pet Nutrition segment (“Hill’s” or “Pet Nutrition”), we are a world leader in specialty pet nutrition products for dogs and cats with products marketed in over 80 countries and territories worldwide. Hill’s markets pet foods primarily under two brands. Hill’s Science Diet, which is called Hill’s Science Plan in Europe, is a range of products for everyday nutritional needs. Hill’s Prescription Diet is a range of therapeutic products to help nutritionally manage disease conditions in dogs and cats.

If you want to find more information about our company, please see the filings that we incorporate by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Information We File with the SEC” in this prospectus.

RISK FACTORS

Investing in the debt securities to be offered pursuant to this prospectus involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase any securities that may be offered, please read “Risk Factors” in our most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, as well as those risk factors that may be included in the applicable prospectus supplement and other information included or incorporated by reference in this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the debt securities for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

We will offer the debt securities described in this prospectus from time to time in one or more distinct series for an aggregate initial public offering price in U.S. dollars or in foreign currencies or units of two or more currencies, based on the applicable exchange rate at the time of offering, as we shall designate at the time of offering.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated as of November 15, 1992, as supplemented from time to time, between our company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. A copy of the indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following summaries of material provisions of the debt securities and of the indenture are not complete and are subject to, and qualified in their entirety by reference to, the provisions of the indenture, including the definitions of terms.

The indenture does not limit the amount of debt, secured or unsecured, which we may issue. The debt securities offered by this prospectus are unsecured and rank equally with our other unsecured and unsubordinated indebtedness.

Terms of the Debt Securities

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We may issue debt securities upon the satisfaction of conditions, including the delivery to the trustee of a supplemental indenture, or a resolution of our Board of Directors or a committee of our Board of Directors, or a certificate of our officers who have been authorized by our Board of Directors to take that kind of action, which fixes or establishes the terms of the debt securities being issued. Any supplemental indenture, resolution or officer’s certificate approving the issuance of any issue of debt securities will include the following terms of that issue of debt securities:

•	the aggregate principal amount;

•	the stated maturity date;

•	the date or dates on which we will pay principal, if other than at maturity, or the method we will use to determine these dates;

•	whether and how the principal amount will be determined, whether by reference to an index, formula or other method;

•	the rate or rates (or manner of calculating the rate or rates) at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;

•	the interest payment dates and regular record dates for any interest payable;

•

if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal (and premium, if any) and interest, if any, will be payable, and where the debt securities may be delivered for registration, transfer or exchange;

•	any provisions for redemption of the debt securities, the redemption price or prices and any remarketing arrangements;

•	any mandatory redemption or sinking fund or analogous provisions;

•	whether the debt securities are denominated or payable in United States dollars or in one or more currencies or units of two or more currencies;

•

the form in which we will issue the debt securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and/or to the offer, sale and delivery of the debt securities in either form;

•

whether and under what circumstances we will pay additional amounts under any debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether we have the option to redeem the affected debt securities rather than pay any such additional amounts;

•	whether the debt securities are to be issued in global form and if so, the depositary for the global securities;

•	the title of the debt securities and the series of which the debt securities are a part;

•	the minimum denominations in which any debt securities will be issuable if other than denominations of $1,000 and any integral multiple thereof;

•	any additional covenants or events of default applicable to our company; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the indenture.

Please see the applicable prospectus supplement for the terms of the specific debt securities being offered.

Prospective purchasers of debt securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

The provisions of the indenture permit us, without the consent of the holders of any debt securities, to issue additional debt securities with terms different from those of debt securities previously issued and to reopen a previous series of debt securities and issue additional debt securities of that series.

The indenture does not contain any provisions which would provide protection to holders of debt securities against a sudden and dramatic decline in credit quality resulting from a takeover, a recapitalization or other highly leveraged transaction involving Colgate.

We will pay or deliver principal and any premium, additional amounts and interest in the manner, at the places and subject to the restrictions set forth in the indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Holders may present debt securities for exchange, and registered debt securities for transfer or exchange, in the manner, at the places and subject to the restrictions set forth in the indenture, the debt securities and the prospectus supplement. Holders may transfer debt securities in bearer form for registered debt securities by delivering the bearer debt securities and related coupons, if any, to the office or agency of the registrar for that series of debt securities. If any series of debt securities is issued in global form, the prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any global debt security may exchange those interests for definitive debt securities of that same series and of like tenor and principal amount, in any authorized form and denomination. There will be no service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange other than certain exchanges not involving any transfer.

Merger and Consolidation

We may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•	the resulting corporation, if other than Colgate, is a corporation organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and assumes all of our obligations to:

1.	pay or deliver the principal of or any premium, interest or additional amounts on the debt securities; and

2.	perform and observe all of our other obligations under the indenture, and

•	we or any successor corporation, as the case may be, are not, immediately after any such consolidation, merger or sale of assets, in default under the indenture.

Modification and Waiver

We and the trustee may, without the consent of holders, modify provisions of the indenture for specified purposes, including, among other things, curing ambiguities and correcting inconsistencies. We and the trustee may modify and amend other provisions of the indenture with the consent of holders of at least a majority in principal amount of each series of debt securities affected. However, the consent of each holder of any debt security affected must be obtained if the amendment or modification:

•	changes the stated maturity of the principal of, or any premium or installment of interest or additional amounts on, any debt security;

•

reduces the principal amount due and payable at maturity or upon acceleration of maturity of, or the rate of interest or additional amounts payable on, or any premium payable on redemption or otherwise on, any debt security;

•	adversely affects any right of repayment at the option of the holders;

•

changes the place of delivery of, or currency of, the payment of principal or any premium, interest or additional amounts on any debt security or impairs the right to institute suit for the enforcement of any such payment or delivery;

•	reduces the percentage in principal amount or aggregate issue price of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the indenture; or

•

modifies the foregoing requirements or reduces the percentage to less than a majority in principal amount of outstanding debt securities necessary to waive certain past defaults by Colgate under the indenture.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the indenture and waive our compliance with certain provisions of the indenture, except as described under “—Events of Default.”

Events of Default

Except as otherwise provided in the applicable prospectus supplement, each of the following constitutes an event of default with respect to each series of debt securities issued under the indenture:

•	default in the payment of any interest or additional amounts when due and continuing for 30 days;

•	default in the payment of any principal or premium when due and payable at maturity;

•	default in the payment of any sinking fund payment when due;

•

default in the performance, or breach, of any other obligation of ours under the indenture, or under provisions of a series of debt securities that are applicable to all series of debt securities, and continuance of the default for 60 days after we are given written notice of the default as provided in the indenture;

•	specified events of bankruptcy, insolvency or reorganization of Colgate; and

•	any other event of default with respect to debt securities of that series.

If an event of default occurs and is continuing for any series of debt securities, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal of all the debt securities of that series, or any lesser amount provided for in the debt securities of that series, due and payable immediately. At any time after such a declaration of acceleration with respect to the debt securities of any series has been made, but before the trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice may rescind any declaration of acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all other events of default have been remedied or waived.

The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•

in respect of an obligation of ours contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that the direction is not in conflict with any rule of law, the indenture or the debt securities of that series. The trustee must, within 90 days after a default occurs notify the holders of the applicable series of debt securities of the default, unless the default is cured or waived. The trustee may withhold notice of default, except default in payment of principal, any premium, interest or sinking fund payment, if it determines that it is in the interest of the holders to do so. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

Unless otherwise stated in the prospectus supplement, any series of debt securities issued under the indenture will not have the benefit of any cross-default provisions with other indebtedness of our company.

We will be required to furnish to the trustee annually a statement as to our performance of all of our obligations and conditions under the indenture.

Limitations Upon Liens

The debt securities will not be secured by any mortgage, pledge or other lien. Unless a prospectus supplement with respect to a particular series of debt securities states otherwise, the covenants described below will apply to each series of debt securities.

We covenant in the indenture not to create or suffer to exist, or permit any of our Principal Domestic Subsidiaries to create or suffer to exist, any Lien on any Restricted Property, whether owned on the date of the indenture or thereafter acquired, without making effective provision (and we covenant and agree in the indenture that we will make or cause to be made effective provision) whereby the debt securities shall be directly secured by such Lien equally and ratably with (or prior

to) all other indebtedness secured by such Lien as long as such other indebtedness shall be so secured; provided, however, that there shall be excluded from the foregoing restrictions:

•

Liens securing Debt not exceeding $10,000,000 which are existing on the date of the indenture on Restricted Property; and, if any property owned or leased as of the date of the indenture by us or one of our Principal Domestic Subsidiaries at any time thereafter becomes a Principal Domestic Manufacturing Property, any Liens existing on the date of the indenture on such property securing the Debt secured or evidenced thereby on the date of the indenture;

•	Liens on Restricted Property of a Principal Domestic Subsidiary as a security for Debt of such Subsidiary to us or to another Principal Domestic Subsidiary;

•

in the case of any corporation which becomes a Principal Domestic Subsidiary after the date of the indenture, Liens on Restricted Property of such Principal Domestic Subsidiary which are in existence at the time it becomes a Principal Domestic Subsidiary and which were not incurred in contemplation of it becoming a Principal Domestic Subsidiary;

•

any Lien existing prior to the time of acquisition of any Principal Domestic Manufacturing Property acquired by us or one of our Principal Domestic Subsidiaries after the date of the indenture through purchase, merger, consolidation or otherwise;

•

any Lien on any Principal Domestic Manufacturing Property (other than a Major Domestic Manufacturing Property) acquired or constructed by our company or a Principal Domestic Subsidiary after the date of the indenture which is placed on such Property at the time of or within 180 days after the acquisition thereof or prior to, at the time of or within 180 days after completion of construction thereof to secure all or a portion of the price of such acquisition or construction or funds borrowed to pay all or a portion of the price of such acquisition or construction;

•

extensions, renewals or replacements of any Lien referred to in the first, third, fourth or fifth bullet points above to the extent that the principal amount of the Debt secured or evidenced thereby is not increased, provided that the Lien is not extended to any other Restricted Property;

•

Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, vendors’ and landlords’ liens, and liens arising out of judgments or awards against us or any of our Principal Domestic Subsidiaries with respect to which we or such Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

•

Liens securing the payment of taxes, assessments and governmental charges or levies, either (1) not delinquent or (2) being contested in good faith by appropriate legal or administrative proceedings and as to which we or a Principal Domestic Subsidiary, as the case may be, to the extent required by generally accepted accounting principles applied on a consistent basis, shall have set aside on its books adequate reserves;

•

minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes and zoning or other restrictions as to the use of any Principal Domestic

•

Manufacturing Property, which exceptions, encumbrances, easements, reservations, rights and restrictions do not, in our opinion, in the aggregate materially detract from the value of such Principal Domestic Manufacturing Property or materially impair its use in the operation of our business and that of our Principal Domestic Subsidiaries; and

•

any Lien on Restricted Property not referred to above if, at the time such Lien is created, incurred, assumed or suffered to be created, incurred or assumed, and after giving effect thereto and to the Debt secured or evidenced thereby, the aggregate amount of all our outstanding Debt together with that of our Principal Domestic Subsidiaries secured or evidenced by Liens on Restricted Property which are not referred to above and which do not equally and ratably secure the debt securities, shall not exceed 15% of Consolidated Net Tangible Assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of ours and our consolidated subsidiaries, all as set forth on the most recent balance sheet of ours and our consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

“Debt” means (1) indebtedness for borrowed money, (2) obligations evidenced by bonds, debentures, notes or other similar instruments, (3) obligations to pay the deferred purchase price of property or services (other than accounts payable in the ordinary course of business), (4) obligations as a lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (5) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (1) through (4) above.

“Domestic Subsidiary” means any Subsidiary a majority of the business of which is conducted within the United States of America, or a majority of the properties and assets of which are located within the United States of America, except any Subsidiary whose assets consist substantially of the securities of Subsidiaries which are not Domestic Subsidiaries.

“Instruments” of any corporation means and includes (1) all capital stock of all classes of and all other equity interests in such corporation and all rights, options or warrants to acquire the same, and (2) all promissory notes, debentures, bonds and other evidences of Debt of such corporation.

“Lien” means any mortgage, lien, pledge, security interest, encumbrance or charge of any kind, any conditional sale or other title retention agreement or any lease in the nature thereof, provided that the term “Lien” shall not include any lease involved in a sale and lease-back transaction.

“Major Domestic Manufacturing Property” means any Principal Domestic Manufacturing Property the net depreciated book value of which on the date as of which the determination is made exceeds 3% of the Consolidated Net Tangible Assets.

“Principal Domestic Manufacturing Property” means any building, structure or facility (including the land on which it is located and the improvements and fixtures constituting a part thereof) used primarily for manufacturing or processing which is owned or leased by us or any of our Subsidiaries, is located in the United States of America and the net depreciated book value of which on the date as of which the determination is made exceeds 1% of Consolidated Net Tangible Assets, except any such building, structure or facility which our Board of Directors by resolution declares is not of material importance to the total business conducted by us and our Subsidiaries as an entirety.

“Principal Domestic Subsidiary” means (1) each Subsidiary which owns or leases a Principal Domestic Manufacturing Property, (2) each Domestic Subsidiary the consolidated net worth of which exceeds 3% of Consolidated Net Tangible Assets (as set forth in the most recent financial statements delivered pursuant to the indenture) and (3) each Domestic Subsidiary of each Subsidiary referred to in the foregoing clause (1) or (2) except any such Subsidiary the accounts receivable and inventories of which have an aggregate net book value of less than $5,000,000.

“Restricted Property” means and includes (1) all Principal Domestic Manufacturing Properties, (2) all Instruments of all Principal Domestic Subsidiaries and (3) all inventories and accounts receivable of ours and our Principal Domestic Subsidiaries.

“Subsidiary” means any Corporation of which at the time of determination we or one or more of our Subsidiaries owns or controls directly or indirectly more than 50% of the shares of Voting Stock.

“Voting Stock” means stock of a Corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Corporation, provided that, for this purpose, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

Other capitalized terms used but not defined in this prospectus shall have the meaning given those terms in the indenture.

Legal Defeasance and Covenant Defeasance

We at any time may terminate as to a series of debt securities all of our obligations (except for certain obligations regarding the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and any related coupons and to maintain agencies with respect to the debt securities) arising under the indenture and the debt securities and coupons of that series. This option of ours is called a “legal defeasance.” We at any time may terminate as to a series of debt securities, among other obligations, our obligations arising under the covenant described under “Limitations Upon Liens” above. This option of ours is called a “covenant defeasance.”

We may exercise our legal defeasance option with respect to a series of debt securities even if we have previously exercised our covenant defeasance option in regard to that series of debt securities. If we exercise our legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option with respect to a series of debt securities, that series may not be accelerated on the basis of breaches of the defeased covenant.

To exercise either option as to a series of debt securities, we must deposit in trust with the trustee cash or United States government obligations sufficient to pay the principal of, premium, if any, and interest on the debt securities of that series at their maturity or redemption and must comply with other specified conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition for United States Federal income tax purposes of any gain or loss to holders of the series of debt securities. The opinion of tax counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the indenture.

Concerning the Trustee

The Bank of New York Mellon serves as trustee under the Indenture and is the security registrar and paying agent with respect to the debt securities. The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us; provided, however, that if the trustee acquires any conflicting interest it must eliminate such conflict or resign.

The trustee’s principal corporate trust office is located at 101 Barclay Street, New York, New York 10286. We have banking relationships with The Bank of New York Mellon and certain of its affiliates.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell debt securities:

•	to the public through underwriters acting individually or through a group of underwriters which may be managed or co-managed by one or more underwriters designated by us,

•	through agents or dealers,

•	directly to one or more other purchasers, or

•	by any combination of these methods of sale.

The prospectus supplement with respect to the particular series of debt securities being offered will describe the terms of the offering of that series, including the name or names of any agents or underwriters, the public offering or purchase price, the proceeds to us from the offering, any discounts and commissions to be allowed or paid to the agents or underwriters, all other items constituting underwriting compensation, any discounts and commissions to be allowed or paid to dealers, any initial public offering price and any exchanges on which the debt securities may be listed. Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended.

Under certain circumstances, we may repurchase debt securities and reoffer them to the public as set forth above. We may also arrange for repurchases and resales of the debt securities by dealers.

No particular offering of debt securities will have an established trading market when issued. Unless specified in the applicable prospectus supplement, we will not list the debt securities on any securities exchange. The underwriters may from time to time purchase and sell debt securities in the secondary market, but they are not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops. In addition, the underwriters may discontinue any market-making activity at any time.

To facilitate a debt securities offering, any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

•	Over-allotment involves sales in excess of the offering size, which creates a short position.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue those activities at any time.

If so indicated in the prospectus supplement, we will authorize underwriters to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and, unless we otherwise agree, the aggregate principal amount of debt securities sold pursuant to the contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the debt securities covered under any such contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject.

We have agreed to indemnify the agents and the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the agents or the underwriters may be required to make in connection with those liabilities. Agents, underwriters and dealers may be customers of ours, engage in transactions with us, or perform services for us in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet on the SEC’s website at http://www.sec.gov and on our website at http://www.colgatepalmolive.com. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol, “CL.” You may also inspect the information we file with the SEC at the NYSE’s offices at 11 Wall Street, New York, New York 10005. Information about us is also available at our website at www.colgatepalmolive.com. However, the information on our website is not a part of this prospectus.

We have filed this registration statement on Form S-3 with the SEC covering the debt securities. For further information on us and the debt securities, you should refer to our registration statement and its exhibits. This prospectus summarizes certain provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this prospectus and previously incorporated information.

We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934, as amended (except that we do not incorporate by reference any portion of a document that is deemed, under SEC rules, to have been furnished and not filed):

•	Annual Report on Form 10-K for the year ended December 31, 2019;

•	All information in our proxy statement filed on March 25, 2020, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020; and

•	Current Reports on Form 8-K filed March 11, 2020, May 14, 2020 and October 30, 2020 (solely with respect to the information set forth in Item 5.02 thereof).

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed:

•	all documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting (other than information in the documents that is deemed to have been furnished and not filed).

You should rely only on information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus issued or authorized by us. Neither we nor any agent or underwriter acting on our behalf has authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any agent or underwriter acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits that are not specifically incorporated by reference therein), at no cost, by contacting us at the following address: Investor Relations, Colgate-Palmolive Company, 300 Park Avenue, New York, New York 10022-7499, Telephone: (212) 310-2000, E-mail: Investor_Relations@colpal.com.

VALIDITY OF THE DEBT SECURITIES

The validity of the debt securities will be passed upon for us by Hogan Lovells US LLP, Washington, District of Columbia and for any underwriters, dealers or agents by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,500,000,000

$500,000,000 3.100% Senior Notes due 2025
$500,000,000 3.100% Senior Notes due 2027
$500,000,000 3.250% Senior Notes due 2032

PROSPECTUS SUPPLEMENT
August 1, 2022

Joint Book-Running Managers

Barclays
BofA Securities
HSBC
J.P. Morgan
US Bancorp

Co-Managers

ANZ Securities
BBVA
BNP PARIBAS
BNY Mellon Capital Markets, LLC
Citigroup
Goldman Sachs & Co. LLC
ICBC Standard Bank
Morgan Stanley
Wells Fargo Securities
Santander
CastleOak Securities, L.P.
Siebert Williams Shank